Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Investment Quality Municipal Fund, Inc.
33-34483, 811-06091

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           17,876,900
                    2,715
   Against
             1,271,687
                       433
   Abstain
                918,260
                       103
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           18,031,876
                    2,782
   Against
             1,117,796
                       368
   Abstain
                917,175
                       101
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           17,820,594
                    2,735
   Against
             1,310,964
                       437
   Abstain
                935,289
                         79
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           17,691,160
                    2,682
   Against
             1,415,540
                       480
   Abstain
                960,147
                         89
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           17,670,458
                    2,682
   Against
             1,445,153
                       471
   Abstain
                951,236
                         98
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



To approve the new fundamental policy
relating to commodities.


   For
           17,750,075
                    2,716
   Against
             1,364,003
                       418
   Abstain
                952,769
                       117
   Broker Non-Votes
             5,268,797
                    7,086
      Total
           25,335,644
                  10,337



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009000.